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                                                                   EXHIBIT 10.36

                                     *** TEXT OMITTED AND FILED SEPARATELY
                                         CONFIDENTIAL TREATMENT REQUESTED
                                         UNDER 17 C.F.R. SECTIONS 200.80 (B)(4),
                                         200.83 AND 240.24b-2


                         SHEFFIELD PHARMACEUTICALS, INC.
                                 PROMISSORY NOTE


MAXIMUM PRINCIPAL AMOUNT                                      NEW YORK, NEW YORK
OF U.S.$4,000,000 (excluding capitalized interest)               AUGUST 14, 2001


                  The undersigned, SHEFFIELD PHARMACEUTICALS, INC., a Delaware corporation, with offices at 425 South Woodsmill Road, St. Louis, Missouri 63017-3441 (the "Company"), unconditionally promises to pay to ELAN PHARMA INTERNATIONAL LIMITED, an Irish limited company ("EPIL"), or its permitted assigns, transferees and successors as provided herein (the "Holder"), on the earlier of (x) date that is 360 days after the date hereof and (y) [text omitted]; provided, that if the Second Funding shall have occurred, then, in such event, the date described in clause (x) shall be the date that is 360 days after the date of the Second Funding (such earlier date in clauses (x) and (y) above, the "Maturity Date"), at such place that may be designated by the Holder to the Company, the principal amount outstanding hereunder (not to exceed U.S.$4,000,000 (excluding capitalized interest)), together with interest thereon accrued at a rate per annum equal to 10%, from and after the date of the initial disbursement of funds hereunder (the "Original Issue Date"), compounded on a semi-annual basis, the initial such compounding to commence on the date that is 180 days from and after the Original Issue Date and thereafter on each 180-day anniversary (each such date, a "Compounding Date"). Interest shall be computed on a 360-day year of twelve 30-day months.

                  SECTION 1.  SECURITIES PURCHASE AGREEMENT; SECURITY.

                  This Note is issued pursuant to a Note Purchase Agreement dated as of the date hereof, by and between the Company and EPIL (as amended at any time, the "Note Purchase Agreement"), and the Holder hereof is intended to be afforded the benefits thereof, including the representations and warranties set forth therein. An amount equal to U.S.$2,000,000 shall be funded on the date hereof and up to an additional U.S.$2,000,000 may be funded in accordance with
Section 1(b) of the Purchase Agreement. The Company shall use the proceeds of the issuance and sale of this Note solely in accordance with the provisions set forth therein. Capitalized terms used but not otherwise defined herein shall, unless otherwise indicated, have the meanings given such terms in the Note Purchase Agreement (including the meanings of defined terms incorporated therein).

                  SECTION 2.  PAYMENTS OF PRINCIPAL AND INTEREST.

                  Unless repaid in accordance with the terms hereof, the entire outstanding principal amount of this Note (including capitalized interest, if any), together with any accrued interest thereon, shall be due and payable on the Maturity Date. Accrued interest hereon shall not be paid in cash, but shall be capitalized and added to the principal amount outstanding hereunder on each

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Compounding Date. This Note may be prepaid at any time at the option of the
Company without penalty or premium on at least five business days' prior written notice to the Holder.


                  SECTION 3.  EVENTS OF DEFAULT.

                  The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

                  (a) a default in the payment of the principal amount of this Note, when and as the same shall become due and payable, continuing five business days after notice thereof;

                  (b) a default in the payment of any accrued and unpaid interest on this Note, when and as the same shall become due and payable, continuing five business days after notice thereof;

                  (c) a breach by the Company of its obligations hereunder or under the Note Purchase Agreement or under any of the Transaction Documents, which breach remains uncured at the conclusion of the cure period specified within the relevant documents after written notice thereof by EPIL or EIS;

                  (d) a distress, execution, sequestration or other process is levied or enforced upon the Company or sued out against a material part of its property which is not discharged or challenged within 60 days;

                  (e) the Company is unable to pay its debts in the normal course of business;

                  (f) the Company ceases wholly or substantially to carry on its business (other than as a result of the merger or consolidation of the Company with another entity), without the prior written consent of the Holder (such consent not to be unreasonably withheld);

                  (g) the Company shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or of any substantial part of the assets of the Company or shall commence any case or other proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company by any third party which is not withdrawn or discharged within 60 days;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company in an involuntary case under federal bankruptcy laws as now or hereafter constituted; and/or



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                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 45 days, whether or not consecutive, any final judgment against the Company that, with other outstanding and undischarged final judgments against the Company exceeds in the aggregate U.S.$250,000.

                  SECTION 4.  REMEDIES IN THE EVENT OF DEFAULT.

                  (a) In the case of any Event of Default by the Company, the Holder may in its sole discretion demand that the aggregate amount of funds advanced to the Company under this Note and outstanding hereunder and accrued and unpaid interest thereon shall, in addition to all other rights and remedies of the Holder hereunder and under applicable law, be and become immediately due and payable upon written notice delivered by the Holder to the Company; provided, that in the event of any Event of Default specified in Section 3(g) or 3(h), all such amounts shall become immediately due and payable automatically and without any requirement of demand from or by the Holder. Notwithstanding the preceding sentence, the rights of the Holder as set forth in Section 3 and 4 hereunder shall survive any such acceleration and payment.

                  (b) The Company hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its reasonable costs of collection of all amounts due hereunder, including reasonable attorneys' fees.

                  (c) In the case of any Event of Default under this Note by the Company, this Note shall continue to bear interest after such default at the interest rate otherwise in effect hereunder plus 3% per annum (but in any event not in excess of the maximum rate of interest permitted by applicable law).

                  SECTION 5.  VOTING RIGHTS.

                  This Note shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

                  SECTION 6.  COVENANTS OF THE COMPANY.

                  (a) The Company shall not use the funds advanced by the Holder to the Company as evidenced by this Note for any use other than as provided in the Note Purchase Agreement.

                  (b) The Company shall not incur any indebtedness for money borrowed which shall rank senior to this Note as to priority of payment and the Company shall not grant, or permit to occur any security interest, lien or other encumbrance against any of its assets other than purchase money security interests not to exceed in the aggregate $100,000, without the prior written consent of the Holder.




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                  SECTION 7. MISCELLANEOUS.

                  (a) This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. All or any part of this Note may be assigned or transferred by EPIL to its affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by EPIL or any of its affiliates or subsidiaries. Other than as set forth above, no party shall assign or transfer all or any part of this Note, or any interest therein, without the prior written consent of the other party.

                  (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

                  (i)      if to the Company, to:

                           Sheffield Pharmaceuticals, Inc.
                           South Winton Court
                           3136 Winton Road South
                           Suite 306
                           Rochester, New York 14623
                           Attention:  Chairman
                           Facsimile: 716-292-0522

                           and

                           Sheffield Pharmaceuticals, Inc.
                           14528 South Outer Forty Road, Suite 205
                           St. Louis, Missouri 63017-5785
                           Attention: Chief Executive Officer
                           Facsimile: 314-579-9799

                           with a copy to:

                           McDermott Will & Emery
                           28 State Street
                           Boston, Massachusetts 02109-1775
                           Attention: Adolfo Garcia
                           Facsimile: 617-535-3800

                  (ii)     if to EPIL, to:

                           Elan Pharma International Limited
                           Wil House
                           Shannon Business Park
                           Shannon, Co. Clare


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                           Ireland
                           Facsimile: 353-61-362097

                           with a copy to:

                           Reitler Brown LLC
                           800 Third Avenue, 21st Floor
                           New York, New York 10022
                           Attention:   David Robbins
                           Facsimile:  212-371-5500

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 7. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt. Notice hereunder may be given on behalf of the parties by their respective attorneys.

                  (c) This Note may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and the Holder dated after the date hereof.

                  (d) This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws. Any dispute under this Note that is not settled by mutual consent shall be finally adjudicated by any federal or state court sitting in the City, County and State of New York, and the Company consents to the exclusive jurisdiction of such Courts (or any appellate court therefrom) over any such dispute.

                  (e) This Note may be executed and delivered to the Holder by a facsimile transmission; such transmission shall be deemed a valid signature.

                            [Signature page follows]






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                  IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.



                        SHEFFIELD PHARMACEUTICALS, INC.





                        By:  /s/ Loren G. Peterson
                             -----------------------------------------
                             Name: Loren G. Peterson
                             Title: President & Chief Executive Officer




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                                                                       EXHIBIT A

                               Outstanding Amount


Date     Amount Funded      Amount Repaid    Outstanding Amount    Notation By